Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of Cano Petroleum, Inc. of Amendment No. 1 to Form SB-2 of our reports, dated September 10, 2004, May 26, 2004, June 16, 2004, November 5, 2004, and June 10, 2005, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Hein & Associates LLP
Hein & Associates LLP
Dallas, Texas
August 10, 2005